UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 28, 2005
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Signatures
Asset Purchase Agreement
Stock Purchase Agreement
Press Release

ITEM 1.01. Entry into a Material Definitive Agreement.
1. Television Station Sales Agreements. On September 28, 2005, Emmis Communications Corporation (the “Company”), through its subsidiaries, entered into definitive agreements to sell four of its television stations to affiliates of The Blackstone Group for aggregate consideration of $259 million. The transaction involves the sale of substantially all of the assets of KHON-TV (Ch. 4, Fox affiliate), together with satellite stations KHAW-TV and KAII-TV, and KOIN(TV) (Ch. 6, CBS affiliate), and the sale of all of the outstanding capital stock of SJL of Kansas Corp., which owns KSNT(TV) (Ch. 27, NBC affiliate), KSNW(TV) (Ch. 3, NBC affiliate) and satellite stations KSNC(TV), KSNG(TV) and KSNK(TV). The transaction contains customary representations, warranties and covenants, and is subject to standard closing conditions, including but not limited to approvals by the Federal Communications Commission and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the purchase agreements and is qualified in its entirety by reference to the purchase agreements, which are filed with this report as Exhibits 10.1 and 10.2. A copy of the press release announcing the transactions is filed with this report as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Asset Purchase Agreement, dated as of September 28, 2005, among Emmis Television Broadcasting, L.P., Emmis Television License, LLC and SJL Acquisition, LLC.

10.2	Stock Purchase Agreement, dated as of September 28, 2005, between Emmis Operating Company and SJL Acquisition, LLC.

99.1	Press Release dated September 29, 2005.

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: September 30, 2005	By:	/s/ J. Scott Enright

J. Scott Enright, Vice President,
Associate General Counsel and Secretary

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